EXHIBIT 4.1

NUMBER	SHARES
TS	* *

TEAM SPORTS ENTERTAINMENT, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE	SEE REVERSE FOR CERTAIN DEFINITIONS

COMMON STOCK	CUSIP 87815W 10 1

THIS CERTIFIES THAT:

is owner of	* *

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF $.0001 PAR VALUE EACH OF

TEAM SPORTS ENTERTAINMENT, INC.

transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and By-laws of the Corporation, as now or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

COUNTERSIGNED:
DATED:	OLDE MONMOUTH STOCK TRANSFER CO., INC. 77 MEMORIAL PARKWAY, ATLANTIC HIGHLANDS, NJ 07716 TRANSFER AGENT
BY:

[SEAL]

AUTHORIZED SIGNATURE

SECRETARY	PRESIDENT